Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of March 31, 2004 and

For the Three Months Ended March 31, 2004 and 2003

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	March 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$10,978	(414)	10,564
Interest-bearing bank balances	4,227	1,654	5,881
Federal funds sold and securities purchased under resale agreements	5,323	18,522	23,845

Total cash and cash equivalents	20,528	19,762	40,290

Trading account assets	27,082	9,811	36,893
Securities	101,297	2,906	104,203
Loans, net of unearned income	179,141	(11,838)	167,303
Allowance for loan losses	(2,419)	(68)	(2,487)

Loans, net	176,722	(11,906)	164,816

Premises and equipment	3,720	900	4,620
Due from customers on acceptances	605	—	605
Goodwill	9,592	1,641	11,233
Intangible assets	1,467	(317)	1,150
Other assets	23,461	23,720	47,181

Total assets	$364,474	46,517	410,991

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	14,976	34,042	49,018
Interest-bearing deposits	223,873	(40,553)	183,320

Total deposits	238,849	(6,511)	232,338

Short-term borrowings	40,534	24,918	65,452
Bank acceptances outstanding	613	—	613
Trading account liabilities	16,996	4,960	21,956
Other liabilities	11,255	4,160	15,415
Long-term debt	22,850	16,502	39,352

Total liabilities	331,097	44,029	375,126

Minority interest in consolidated subsidiaries	1,499	1,029	2,528

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	3,917	4,372
Paid-in capital	24,216	(6,347)	17,869
Retained earnings	5,533	3,849	9,382
Accumulated other comprehensive income, net	1,674	40	1,714

Total stockholders’ equity	31,878	1,459	33,337

Total liabilities and stockholders’ equity	$364,474	46,517	410,991

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three Months Ended March 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$2,426	(91)	2,335
Interest and dividends on securities	1,108	33	1,141
Trading account interest	117	80	197
Other interest income	98	228	326

Total interest income	3,749	250	3,999

INTEREST EXPENSE
Interest on deposits	658	(10)	648
Interest on borrowings	365	125	490

Total interest expense	1,023	115	1,138

Net interest income	2,726	135	2,861
Provision for loan losses	41	3	44

Net interest income after provision for loan losses	2,685	132	2,817

FEE AND OTHER INCOME
Service charges and fees	489	241	730
Commissions	163	629	792
Fiduciary and asset management fees	187	492	679
Principal investing	(28)	66	38
Other income	694	(176)	518

Total fee and other income	1,505	1,252	2,757

NONINTEREST EXPENSE
Salaries and employee benefits	1,137	1,045	2,182
Occupancy and equipment	380	108	488
Other intangible amortization	107	5	112
Sundry expense	943	(69)	874

Total noninterest expense	2,567	1,089	3,656

Minority interest in income of consolidated subsidiaries	—	57	57

Income before income taxes	1,623	238	1,861
Income taxes	505	105	610

Net income available to common stockholders	$1,118	133	1,251

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three Months Ended March 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$2,447	(40)	2,407
Interest and dividends on securities	902	37	939
Trading account interest	108	71	179
Other interest income	80	116	196

Total interest income	3,537	184	3,721

INTEREST EXPENSE
Interest on deposits	648	(9)	639
Interest on borrowings	444	101	545

Total interest expense	1,092	92	1,184

Net interest income	2,445	92	2,537
Provision for loan losses	203	21	224

Net interest income after provision for loan losses	2,242	71	2,313

FEE AND OTHER INCOME
Service charges and fees	481	182	663
Commissions	177	241	418
Fiduciary and asset management fees	155	314	469
Principal investing	(40)	(4)	(44)
Other income	823	(263)	560

Total fee and other income	1,596	470	2,066

NONINTEREST EXPENSE
Salaries and employee benefits	1,156	543	1,699
Occupancy and equipment	354	77	431
Other intangible amortization	138	2	140
Sundry expense	795	(160)	635

Total noninterest expense	2,443	462	2,905

Minority interest in income of consolidated subsidiaries	—	9	9

Income before income taxes	1,395	70	1,465
Income taxes	398	40	438

Net income	997	30	1,027
Dividends on preferred stock	—	4	4

Net income available to common stockholders	$997	26	1,023

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three Months Ended March 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2003 and March 31, 2004	$—	—	—

COMMON STOCK
Balance, December 31, 2003	455	3,919	4,374
Purchases of common stock	—	(27)	(27)
Common stock issued for
Stock options and restricted stock	—	25	25

Balance, March 31, 2004	455	3,917	4,372

PAID-IN CAPITAL
Balance, December 31, 2003	24,216	(6,405)	17,811
Purchases of common stock	—	(112)	(112)
Common stock issued for
Stock options and restricted stock	—	245	245
Deferred compensation, net	—	(75)	(75)

Balance, March 31, 2004	24,216	(6,347)	17,869

RETAINED EARNINGS
Balance, December 31, 2003	4,415	4,489	8,904
Purchases of common stock	—	(248)	(248)
Net income	1,118	133	1,251
Cash dividends	—	(525)	(525)

Balance, March 31, 2004	5,533	3,849	9,382

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2003	1,303	36	1,339
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	371	4	375

Balance, March 31, 2004	1,674	40	1,714

Total stockholders’ equity, March 31, 2004	$31,878	1,459	33,337

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three Months Ended March 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2002 and March 31, 2003	$—	—	—

COMMON STOCK
Balance, December 31, 2002	455	4,069	4,524
Purchases of common stock	—	(50)	(50)
Common stock issued for
Stock options and restricted stock	—	10	10
Acquisitions	—	—	—

Balance, March 31, 2003	455	4,029	4,484

PAID-IN CAPITAL
Balance, December 31, 2002	24,036	(5,966)	18,070
Purchases of common stock	—	(207)	(207)
Common stock issued for
Stock options and restricted stock	—	61	61
Acquisitions	158	(158)	—
Deferred compensation, net	—	(21)	(21)

Balance, March 31, 2003	24,194	(6,291)	17,903

RETAINED EARNINGS
Balance, December 31, 2002	4,163	3,186	7,349
Net income	997	30	1,027
Purchases of common stock	—	(244)	(244)
Cash dividends	(500)	146	(354)

Balance, March 31, 2003	4,660	3,118	7,778

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2002	2,128	7	2,135
Net unrealized gain (loss) on debt and equity securities, net of reclassification adjustment and net unrealized gain (loss) on derivative financial instruments	(40)	7	(33)

Balance, March 31, 2003	2,088	14	2,102

Total stockholders’ equity, March 31, 2003	$31,397	870	32,267

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Three Months Ended March 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$1,118	133	1,251
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	44	1	45
Provision for loan losses	41	3	44
Securitization gains	(21)	—	(21)
Gain on sale of mortgage servicing rights	(16)	—	(16)
Securities transactions	(8)	6	(2)
Depreciation and other amortization	252	101	353
Trading account assets, net	(2,258)	79	(2,179)
Mortgage loans held for resale	(211)	—	(211)
(Gain) loss on sales of premises and equipment	(8)	17	9
Other assets, net	854	(1,762)	(908)
Trading account liabilities, net	1,923	849	2,772
Other liabilities, net	(1,160)	(200)	(1,360)

Net cash provided (used) by operating activities	550	(773)	(223)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	13,742	(2)	13,740
Maturities of securities	7,285	174	7,459
Purchases of securities	(24,153)	(65)	(24,218)
Origination of loans, net	(3,240)	1,504	(1,736)
Sales of premises and equipment	43	(35)	8
Purchases of premises and equipment	(152)	(37)	(189)
Goodwill and other intangible assets	(91)	(12)	(103)
Purchase of bank-owned separate account life insurance	(65)	—	(65)

Net cash provided (used) by investing activities	(6,631)	1,527	(5,104)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	13,021	(1,908)	11,113
Securities sold under repurchase agreements and other short-term borrowings, net	(4,393)	(1,445)	(5,838)
Issuances of long-term debt	53	2,630	2,683
Payments of long-term debt	—	(61)	(61)
Issuances of common stock	—	120	120
Purchases of common stock	—	(387)	(387)
Cash dividends paid	—	(525)	(525)

Net cash provided (used) by financing activities	8,681	(1,576)	7,105

Increase (decrease) in cash and cash equivalents	2,600	(822)	1,778
Cash and cash equivalents, beginning of year	17,928	20,584	38,512

Cash and cash equivalents, end of period	$20,528	19,762	40,290

NONCASH ITEMS
Transfer to other assets from loans, net	$(36)	—	(36)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Three Months Ended March 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$997	30	1,027
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	63	—	63
Provision for loan losses	203	21	224
Securitization gains	(106)	—	(106)
Gain on sale of mortgage servicing rights	(28)	—	(28)
Securities transactions	(50)	13	(37)
Depreciation and other amortization	285	87	372
Trading account assets, net	280	(1,803)	(1,523)
Mortgage loans held for resale	565	—	565
Loss on sales of premises and equipment	9	1	10
Other assets, net	642	(2,321)	(1,679)
Trading account liabilities, net	(1,710)	(294)	(2,004)
Minority interest	300	—	300
Other liabilities, net	(188)	57	(131)

Net cash provided (used) by operating activities	1,262	(4,209)	(2,947)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	7,233	920	8,153
Maturities of securities	7,010	104	7,114
Purchases of securities	(12,628)	(183)	(12,811)
Origination of loans, net	(1,913)	435	(1,478)
Sales of premises and equipment	601	122	723
Purchases of premises and equipment	(1,747)	620	(1,127)
Goodwill and other intangible assets	(34)	14	(20)
Purchase of bank-owned separate account life insurance	(60)	—	(60)

Net cash provided (used) by investing activities	(1,538)	2,032	494

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	3,699	620	4,319
Securities sold under repurchase agreements and other short-term borrowings, net	2,497	1,142	3,639
Issuances of long-term debt	—	615	615
Payments of long-term debt	(300)	(773)	(1,073)
Issuances of common stock	—	(20)	(20)
Purchases of common stock	—	(501)	(501)
Cash dividends paid	(500)	146	(354)

Net cash provided by financing activities	5,396	1,229	6,625

Increase (decrease) in cash and cash equivalents	5,120	(948)	4,172
Cash and cash equivalents, beginning of year	17,278	7,658	24,936

Cash and cash equivalents, end of period	$22,398	6,710	29,108

NONCASH ITEMS
Transfer to other assets from loans, net	$183	—	183